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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                    CONTACT:  JOHN HAGGERTY
                                                      TELEPHONE:  (312) 798-1288


        LA PETITE ACADEMY ANNOUNCES CHARGE AND INTERNAL ACCOUNTING REVIEW

                  Chicago, Illinois - September 13, 2002 - LPA HOLDING CORP. and LA PETITE ACADEMY, INC. jointly announced today that in connection with the preparation of financial statements for the fiscal year ended June 30, 2002, they expect to take charges to earnings. The exact amount of the charges to be taken and the periods affected have not been determined, but based on preliminary estimates the cumulative charges are expected to be material. The charges are expected to include adjustments to be reflected in LPA Holding Corp.'s and La Petite Academy, Inc.'s fourth fiscal quarter financial statements. The charges also may be reflected as a restatement of certain of LPA Holding Corp.'s and La Petite Academy, Inc.'s historical financial statements and also may include a write-down of assets resulting from an analysis of the carrying value of certain long-term assets, including goodwill and other intangibles and deferred tax assets. The unaudited financials statements for the quarterly periods in fiscal 2002 and the audited financial statements for the fiscal year ended June 30, 2001 and prior periods might need to be restated.

                  To determine the scope, magnitude, timing and cause of the charges and to improve internal accounting controls, the audit committees of the boards of directors of LPA Holding Corp. and La Petite Academy are conducting an internal review. The audit committees have retained independent outside advisors, including legal counsel and accountants, to participate in the review. The audit committees and their advisors are working towards completing the internal review by September 30, 2002. At this time, it is not known whether LPA Holding Corp. and La Petite Academy, Inc. will need to request an extension of the deadline for filing its annual report on Form 10-K for the fiscal year ended June 30, 2002.

                  With headquarters in Chicago, Illinois, La Petite Academy is the nation's largest privately held early childhood education company with over 725 schools in 36 states and the District of Columbia. Under the La Petite Academy umbrella, the Montessori Unlimited preschool represents the largest (32) chain of schools offering the Montessori approach to learning.

                  This report contains forward-looking statements, including but not limited to forward-looking statements regarding the nature and scope of the internal accounting review and of LPA Holding Corp.'s restatement of financial statements. Results may vary, perhaps materially, from those contained in the forward-looking statements in this press release. Factors that could cause results to differ include the possible discovery of additional accounting inaccuracies that require restatement for time periods (including interim periods) and discussions with, or actions required by, the Securities and Exchange Commission. The words "may," "believe," "estimate," "expect," "plan," "intend," "anticipate" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on LPA Holding Corp.'s and La Petite Academy's current expectations and projections



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about future events, activities or developments and are subject to a number of risks, uncertainties and assumptions. Among the important risks, uncertainties and other important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are uncertainty concerning the nature of any restatement of financial results which could impair relationships with lenders, customers and suppliers and adversely affect revenues in future periods; general economic conditions; fluctuations in demand for childcare services; La Petite Academy's ability to open and profitably operate academies; significant competition; restrictions contained in LPA Holding Corp.'s and La Petite Academy's credit agreement, the indenture relating to LPA Holding Corp.'s and La Petite Academy's 10% Senior Notes and LPA Holding Corp.'s and La Petite Academy's other material agreements; as well as the other risk factors affecting LPA Holding Corp. and La Petite Academy detailed in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-56239) and in other documents filed by LPA Holding Corp. and La Petite Academy with the Securities and Exchange Commission.

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